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                                                                  EXHIBIT 4.01.1
                                AMENDMENT NO. 1
                    TO AMENDED AND RESTATED CREDIT AGREEMENT

         AMENDMENT NO. 1 TO AMENDED AND RESTATED CREDIT AGREEMENT (this "Amendment") dated as of April 29, 2004, among CSK AUTO, INC., an Arizona corporation (the "Company"), the lenders party hereto (the "Lenders"), and JPMORGAN CHASE BANK, as administrative agent for the Lenders (in such capacity, the "Administrative Agent").

                                    RECITALS

         WHEREAS, the Borrower, the Lenders and the Administrative Agent entered into the Amended and Restated Credit Agreement, dated as of January 16, 2004 (as amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement");

         WHEREAS, the Borrower desires to amend Section 8.10(c)(v) of the Credit Agreement to increase the dividends it may pay to Holdings for the purpose of allowing Holdings to repurchase or redeem its Capital Stock;

         WHEREAS, the Borrower desires to amend Sections 3.1(a) and 3.1A(a) of the Credit Agreement to increase the Letter of Credit subfacility to $45,000,000;

         WHEREAS, the Borrower, the Lenders and the Administrative Agent have agreed to amend the Credit Agreement as provided hereinbelow.

         NOW, THEREFORE, in consideration of the premises made hereunder, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

         Section 1. Definitions. Unless otherwise expressly defined herein, all capitalized terms used herein and defined in the Credit Agreement shall be used herein as so defined. Unless otherwise expressly stated herein, all Section references herein shall refer to Sections of the Credit Agreement.

         Section 2.  Amendments.

                  (a) Amendment to Section 3.1(a). Section 3.1 is hereby amended by deleting, in clause (A) thereof, "$35,000,000" and replacing it with "45,000,000".

                  (b) Amendment to Section 3.1A(a). Section 3.1A is hereby amended by deleting, in clause (A) thereof, "$35,000,000" and replacing it with "45,000,000".

                  (c) Amendment to Section 8.10(c)(v). Section 8.10(c)(v) is
hereby amended by deleting, in clause (ii) thereof, "$10,000,000" and replacing it with "25,000,000".
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     Section 3.  Conditions Precedent. The effectiveness of this Amendment is subject to the satisfaction of each of the following conditions precedent:

          (a) The Administrative Agent shall have received all of the following, in form and substance satisfactory to the Administrative Agent:

               (i) Amendment. This Amendment, duly executed and delivered by the Borrower, Holdings, the Subsidiary Guarantors and the Required Lenders; and

               (ii) Additional Information. Such additional documents, instruments and information as the Administrative Agent may reasonably request to effect the transactions contemplated hereby.

          (b) The representations and warranties contained herein and in the Credit Agreement shall be true and correct in all material respects as of the date hereof as if made on the date hereof (except for those which by their terms specifically refer to an earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date).

          (c) All corporate proceedings taken in connection with the transactions contemplated by this Amendment and all other agreements, documents and instruments executed or delivered pursuant hereto, and all legal matters incident thereto, shall be satisfactory to the Administrative Agent.

          (d) No Default or Event of Default shall have occurred and be continuing, after giving effect to this Amendment.

     Section 4. Representations and Warranties. The Borrower hereby represents and warrants to the Administrative Agent and the Lenders that, as of the date of and after giving effect to this Amendment, (a) all representations and warranties set forth in the Credit Agreement and in any other Credit Document are true and correct in all material respects as if made again on and as of such date (except those, if any, which by their terms specifically relate only to an earlier date, in which case such representations and warranties are true and correct in all material respects as of such earlier date), (b) no Default or Event of Default has occurred and is continuing, and (c) the Credit Agreement (as amended by this Amendment), and all other Credit Documents are and remain legal, valid, binding and enforceable obligations in accordance with the terms thereof.

     Section 5. Survival of Representations and Warranties. All representations and warranties made in this Amendment or any other Credit Document shall survive the execution and delivery of this Amendment and the other Credit Documents, and no investigation by the Administrative Agent or the Lenders, or any closing, shall affect the representations and warranties or the right of the Administrative Agent and the Lenders to rely upon them. If any representation or warranty made in this Amendment is false in any material respect, then such shall constitute an Event of Default under the Credit Agreement.

                                       2
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          Section 6.  Reference to Agreement. Each of the Credit Documents,
including the Credit Agreement, and any and all other agreements, documents or instruments now or hereafter executed or delivered pursuant to the terms hereof or pursuant to the terms of the Credit Agreement as amended hereby, are hereby amended so that any reference in such Credit Documents to the Credit Agreement, whether direct or indirect, shall mean a reference to the Credit Agreement as amended hereby. This Amendment shall constitute a Credit Document under the Credit Agreement.

          Section 7. Costs and Expenses. The Borrower shall pay on demand all reasonable costs and expenses of the Administrative Agent (including the reasonable fees, costs and expenses of counsel to the Administrative Agent) incurred in connection with the preparation, execution and delivery of this Amendment.

          Section 8. Governing Law. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

          Section 9. Execution. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment by facsimile shall be effective as delivery of a manually executed counterpart of this Amendment.

          Section 10. Limited Effect. This Amendment relates only to the specific matters expressly covered herein, shall not be considered to be a waiver of any rights or remedies any Lender may have under the Credit Agreement, and shall not be considered to create a course of dealing or to otherwise obligate in any respect any Lender to execute similar or other amendments or grant any waivers under the same or similar or other circumstances in the future.

          Section 11. Ratification By Guarantors. Each of the Company, Holdings, and the Subsidiary Guarantors hereby agrees to this Amendment and acknowledges that its guaranty and grant of security pursuant to the Guarantee and Collateral Agreement shall remain in full force and effect without modification thereto.

                            [signature pages follow]

                                       3
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     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.


                                        CSK AUTO, INC.


                                        By: /s/ [ILLEGIBLE]
                                            -----------------------
                                            Name:
                                            Title:




                                        JPMORGAN CHASE BANK, as
                                        Administrative Agent and a Lender


                                        By:
                                            ------------------------
                                            Name:
                                            Title:




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     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.


                                        CSK AUTO, INC.


                                        By:
                                            -----------------------
                                            Name:
                                            Title:




                                        JPMORGAN CHASE BANK, as
                                        Administrative Agent and a Lender


                                        By: /s/ [ILLEGIBLE]
                                            ------------------------
                                            Name:
                                            Title:


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                                       Acknowledged and Agreed to by each of the
                                       Holdings and the Subsidiary Guarantors:

                                       CSK AUTO CORPORATION
                                       CSKAUTO.COM, INC.
                                       AUTOMOTIVE INFORMATION
                                       SYSTEMS, INC.



                                       By:  /s/ [ILLEGIBLE}
                                           ------------------------
                                           Name:
                                           Title: